Exhibit 10.2

THE HERSHEY COMPANY

TERMS AND CONDITIONS OF NONQUALIFIED STOCK OPTION AWARDS
UNDER THE EQUITY AND INCENTIVE COMPENSATION PLAN

1.           The Optionee, by accepting the option to purchase shares of the Company's Common Stock (the "Options") awarded to him/her on _____________ (the “Award Date”), accepts and agrees to these terms and conditions and the terms and conditions of the Equity and Incentive Compensation Plan (the "Plan"), which Plan is incorporated herein by reference.

2.           The Options shall not be exercisable until vested.  The Options shall be exercisable during the period ___________ through ___________ (the “Exercise Period”), subject to the vesting schedule described in the next sentence and the provisions regarding termination set forth in paragraphs 3 and 5 below and in the Plan.  Of the total Options awarded to the Optionee on the Award Date (“Total Award”), twenty-five percent (25%) of the Total Award will become vested on the first anniversary of the Award Date; an additional twenty-five percent (25%) of the Total Award will become vested on the second anniversary of the Award Date; an additional twenty-five percent (25%) of the Total Award will become vested on the third anniversary of the Award Date; and an additional and final twenty-five percent (25%) of the Total Award will become vested on the fourth anniversary of the Award Date.  During the Exercise Period, vested Options may be exercised in whole or in part and on one or more than one occasion.  The purchase price of any shares as to which the Options shall be exercised shall be paid in full at the time of such exercise.

3.           In the event Optionee's employment with the Company is terminated for any reason other than the occurrence of an event described in paragraph 5 below, or a “Change in Control” as described in this paragraph 3, the Options shall terminate immediately upon termination of Optionee’s employment and may not be exercised after such termination of employment unless: (i) Optionee is eligible to receive severance benefits pursuant to a Company-sponsored severance benefits plan or an employment or severance or similar agreement to which Optionee is a party upon termination of employment, in which case vesting, exercise, and payment of the Options will be in accordance with the terms of such Company-sponsored severance benefits plan or such agreement; or (ii) Optionee is an employee of the Company in a country other than the United States and has certain rights in the vesting, exercise and payment of Options upon termination of employment under the laws of the country in which Optionee is employed, in which case vesting, exercise and payment of the Options will be in accordance with the terms of a severance agreement entered into between the Company and Optionee that complies with the laws of the country in which Optionee is employed.

In the event of a Change in Control (as that term is defined in the Plan), to the extent the Options are assumed or replaced, or remain outstanding, such that the award as assumed, replaced or continued is a Replacement Award (as that term is defined in the Plan), the occurrence of the Change in Control shall not affect the vesting or exercisability of the Options which shall constitute a Replaced Award as defined in the Plan. However, if within two (2) years following the Change in Control, Optionee’s employment is terminated by the Company for any reason other than for Cause (as that term is defined in the Plan), by the Optionee for Good Reason (as that term is defined in the Plan), or due to Optionee's death or total disability, the Replacement Award shall become fully vested and exercisable upon such termination.

Notwithstanding the foregoing, if the Committee (as that term is defined in paragraph 7 below) determines that the Options are not replaced in connection with a Change in Control with awards meeting the requirements for Replacement Awards, the Options shall become fully vested and exercisable upon the occurrence of the Change in Control, notwithstanding the vesting schedule set forth in paragraph 2 above.

4.           If  Optionee retires (as that term is defined in paragraph 5 below) after the Award Date and during the calendar year in which the Award Date occurs, the Total Award will be reduced on a pro-rata basis to reflect Optionee’s period of employment during the calendar year in which the Award Date occurs (the “Adjusted Award”).  The Adjusted Award shall equal the Total Award multiplied by a fraction, the numerator of which equals the number of calendar months during such year preceding the month during which Optionee’s retirement date occurs and the denominator of which equals 12; provided, however, that any fractional share resulting from such calculation shall be eliminated by rounding the Adjusted Award down to the nearest whole number.

The foregoing provisions of this paragraph 4 notwithstanding, if a Change in Control occurs following the Award Date, and Optionee retires after the occurrence of the Change in Control but during the calendar year in which the Award Date occurs, the Total Award shall not be reduced as aforesaid.

5.           In the event Optionee retires, or his or her employment terminates due to death or total disability, the Options shall become fully vested, subject to the provisions regarding possible adjustment of the Total Award to an Adjusted Award as provided in paragraph 4, and Optionee (or his/her estate in the case of death) shall have three (3) years from the earliest date of death or total disability, or five (5) years from the date of retirement, to exercise his/her Options, provided such post-termination exercise period cannot extend beyond the last day of the Exercise Period set forth in Paragraph 2 above, the date the Options expire.  For purposes of this award, Optionee shall be deemed to have retired if his or her employment terminates for any reason other than for “Cause” (as that term is defined in the Plan) on or after the date the Optionee has attained both his or her 55th birthday and been employed by the Company for at least five (5) years.

6.           The Options shall be exercisable through the broker on record selected by the Company to provide services for stock options, or by such other method as shall be established by the Company from time to time.

7.           The Compensation and Executive Organization Committee of the Board of Directors (the “Committee”), or any successor committee performing similar functions, may from time to time impose certain limitations or restrictions on the exercise of the Options by employees who are subject to employee minimum stock ownership requirements established by the Committee.  Such limitations, restrictions and minimum stock ownership requirements are subject to change at the discretion of the Committee.

8.           Except to the extent that the Plan permits exercise in limited circumstances by persons other than the Optionee, the Options may not be assigned, transferred, pledged or hypothecated in any way whether by operation of law or otherwise, and shall not be subject to execution, attachment or similar process.  Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Options contrary to the provisions hereof or of the Plan, and the levy of any execution, attachment or similar process upon the Options, shall be null and void and without effect and shall cause the Options to terminate.

9.           By accepting the Options awarded herewith, Optionee acknowledges and agrees that the Options are awarded under and governed by the terms and conditions set forth in this document and in the Plan, and the Executive Confidentiality and Restrictive Covenant Agreement (or similar or successor agreement), if any, applicable to Optionee.  Any dispute or disagreement which shall arise under, as a result of, or in any way relate to the interpretation, construction or administration of the Plan or the Options awarded thereunder shall be determined in all cases and for all purposes by the Committee, or any successor committee, and any such determination shall be final, binding and conclusive for all purposes.

10.           In selling the Company's Common Stock (the "Shares") upon Optionee's exercise of his/her Options, the Company is fulfilling in full its contractual obligation to Optionee by making such transfer, and the Company shall have no further obligations or duties with respect thereto and is discharged and released from the same.  The Company makes no representations to Optionee regarding the market price of the Shares or the information which is available to Optionee regarding the Shares of the Company.

11.           The Optionee may be restricted by the Company in its sole judgment from exercising any of the Options to the extent necessary to comply with insider trading or other provisions of federal or state securities laws.

12.           The award of Options and all terms and conditions related thereto, including those of the Plan, shall be governed by the laws of the Commonwealth of Pennsylvania.  The Plan shall control in the event there is a conflict between the Plan and these terms and conditions.